Exhibit 10.2

KLOX TECHNOLOGIES INC.

AMENDED AND RESTATED

STOCK OPTION PLAN FOR EMPLOYEES,

NON-EMPLOYEE DIRECTORS AND CONSULTANTS

ARTICLE 1

PURPOSE

The KLOX Technologies Inc. (the “Corporation”) Stock Option Plan for employees, non-employee directors and consultants of the Corporation was originally adopted on April 14, 2009 (such plan, as amended on January 17, 2012 and as hereby amended and restated, the “Plan”) and is intended to attract and retain highly qualified employees, non-employee directors and consultants who will be motivated toward the success of the Corporation and to encourage share ownership in the Corporation by certain employees, non-employee directors and consultants of the Corporation and its subsidiaries.

ARTICLE 2

CLASS AND NUMBER OF SHARES TO BE OFFERED

The shares subject to the options to be granted under this Plan shall be Common Shares of the share capital of the Corporation. The maximum number of Common Shares that may be issued under this Plan shall be as determined by the board of directors of the Corporation (the “Board of Directors”), from time to time, at its entire discretion, but shall not exceed 10% of the total number of Common Shares of the share capital of the Corporation issued and outstanding from time to time, calculated on an As Converted Basis. For the purpose hereof, “As Converted Basis” means all securities, warrants and other rights other than Options granted pursuant to the Plan that are directly or indirectly convertible into or exercisable or exchangeable for Common Shares of the Corporation outstanding at that time will be deemed to have been fully converted, exercised or exchanged in accordance with the rights, privileges, restrictions and conditions attached thereto, into, or for, Common Shares and the Common Shares issuable as a result thereof will be deemed to have been issued and to form part of the holdings of the person entitled to receive such Common Shares.

ARTICLE 3

TERMS AND CONDITIONS OF OPTIONS

3.1	Persons Eligible to Receive Options

The individuals who shall be eligible to receive options under this Plan (the “Eligible Persons” or “Eligible Person”) shall be such employees, non-employee directors and consultants of the Corporation and its subsidiaries as the Board of Directors shall determine from time to time. These Eligible Persons will generally be persons for which the essential elements of their success, reputation and activities are based on their skills, productivity and loyalty in respect of the objectives and interests of the Corporation and its subsidiaries. Any reference herein to “employee(s)” shall include “director(s)”. More than one option may be granted to the same Eligible Person. An Eligible Person who has been granted an option hereunder shall be referred to as a “Participant”. The number of Common Shares held by the same Participant shall not exceed, upon exercise of Options (as defined hereunder) and the issuance of the underlying Common Shares, five percent (5%) of all Common Shares of the capital of the Corporation then issued and outstanding, calculated on an As Converted Basis.

3.2	Option Agreement

All Options granted under this Plan will be evidenced by an option agreement in the form attached hereto as Schedule A-1 for Options granted after the date hereof, Schedule A-2 for previously granted Options or in such other form approved by the Board of Directors from time to time (the “Option Agreement”). Such option agreement will be subject to the applicable provisions of this Plan and will contain such provisions as are required by this Plan and any other provisions that the Board of Directors may direct.

3.3	Option Price

The price at which Common Shares may be purchased under the Plan shall be as determined by the Board of Directors on the date of grant of the option (the “Grant Date”).

3.4	Vesting Period

Subject to Section 3.5 and Article 6, the options for Common Shares granted under the Plan (the “Options”) will vest and be available for exercise by the Participant at a rate of 20% per year, over a five (5) year period, the first portion of 20% the Options vesting and being available for exercise by the Participant no earlier than the date which is one (1) year after the Grant Date.

3.5	Expiry Date

On the date determined by the Board of Directors at the time of grant which occurs within a maximum of ten (10) years following the date of grant of an Option, the Option shall expire and terminate and be of no further force or effect whatsoever.

3.6	Exercise of the Options

From time to time, the Participant may elect to purchase all or part of the Common Shares which the Participant is entitled to purchase by delivering to the Corporation a completed stock option purchase form in the form of Schedule A hereto. The stock option purchase form attached as Schedule A shall specify the number of Common Shares the Participant desires to purchase and shall be accompanied by payment in full of the purchase price for such Common Shares. Payment can be made by certified cheque, bank draft or money order payable to the Corporation.

3.7	Shareholders’ Agreement

All Common Shares issued upon the exercise of an Option will be held in accordance with, and are subject to a shareholders’ agreement in the form of Schedule C attached hereto, or such other shareholders’ agreement as will be in force and effect at the time of the issuance of the Common Shares. The Holder, by exercising his or her Option, in whole or in part, agrees to be bound by such shareholders’ agreement and agrees as a condition precedent to the exercise of any Option, to execute and deliver to the Corporation an intervention to such shareholders’ agreement in such form as may from time to time be dictated by the terms and conditions of such shareholders’ agreement.

3.8	Withholding

No Common Shares shall be issued by the Corporation to a Participant until appropriate arrangements have been made for the payment of any amounts which may be required under any law, regulation, rule or otherwise to be withheld or paid by the Corporation with respect thereto, including, without limitation, withholding the transfer of a portion of the Common Shares of the Corporation’s stock otherwise issuable in order to satisfy all or a portion of the required withholdings or payments.

3.9	Termination of Employment or Consultancy

(a)	Subject to Sections 3.10 and 3.11, in the event that an employee’s employment with the Corporation or any subsidiary of the Corporation is terminated prior to the expiry date of the employee’s Options, such employee shall have 90 days following the date the employee’s employment is terminated (but in no event after the expiry date of his Options) (the “Exercise Period”), to exercise any Options he was granted under the Plan to the extent that the employee had the right to exercise such Options pursuant to Section 3.4 above on the date of termination (but still subject to Section 3.5 above). For purposes of this Plan, the transfer of an employee’s employment to the Corporation or to any subsidiary of the Corporation shall not be considered a termination of employment.

(b)	Subject to Sections 3.10 and 3.11, in the event that a consultant’s consulting agreement or arrangement with the Corporation or any subsidiary of the Corporation is terminated prior to the expiry date of such consultant’s Options, such consultant shall have ninety (90) days following the date of such termination (but in no event after the expiry date of his Options) (the “Exercise Period”), to exercise any options he was granted under the Plan to the extent that such consultant had the right to exercise such Options pursuant to Section 3.4 above on the date of such termination (but still subject to Section 3.5 above). For the purpose of this Plan, the assignment of a consultant’s consulting agreement or arrangement to the Corporation or to any subsidiary of the Corporation shall not be considered a termination of such agreement or arrangement.

3.10	Termination of Employment or Consultancy for Cause

Notwithstanding any other term or condition of the Plan, in the event that an employee’s employment or a consultant’s consulting agreement or arrangement with the Corporation or any subsidiary of the Corporation is terminated for cause, such employee’s or consultant’s Options shall terminate immediately.

3.11	Rights in the Event of a Participant’s Death

In the event of the death of a Participant while in the employment of or during the term of a consulting agreement or arrangement with the Corporation or any subsidiary of the Corporation and on or prior to the expiry date of the Participant’s Options, the exercise date of any portion of the Participant’s Options which is not exercisable pursuant to Section 3.4 on the date of such Participant’s death shall be accelerated, subject to Section 3.5, so that the Participant’s Options may be exercised by the Participant’s legal personal representative(s), who will be permitted to purchase and take delivery of all Common Shares under option and not purchased or delivered at the date of death, at any time after the date of the Participant’s death, up to and including (but not after) a date which is twelve (12) months following the date of the Participant’s death (but in no event after the expiry date of such Options), as to any or all of the Common Shares in respect of which such Options have not previously been exercised.

3.12	No Employment Right

Nothing in this Plan shall confer upon the Participant the right to continue in the employ of or any consulting arrangement with the Corporation or interfere in any way with the right of the Corporation to terminate the Participant’s employment or consulting agreement at any time and for any reason.

3.13	No Shareholder Rights

A Participant shall have no rights as a shareholder with respect to any Common Shares covered by the Participant’s Options until the date of the valid issuance of such shares to the Participant and only after such shares are fully paid for. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.

3.14	Transfer and Assignment

The Participant’s rights with respect to Options granted under the Plan are not assignable or transferable by the Participant or subject to any other alienation, sale, pledge or encumbrance by such Participant other than by will or by the laws of descent and distribution or pursuant to the order of a court of competent jurisdiction. Therefore but subject to Section 3.11 only, the Options are exercisable during the Participant’s lifetime only by the Participant. The obligations of each Participant shall be binding on his heirs, executors and administrators.

3.15	Compliance with Applicable Securities and Other Laws

Common Shares may be purchased only if the Corporation determines to and obtains the necessary approvals under applicable securities and other laws governing the issuance and sale by the Corporation of its Common Shares.

ARTICLE 4

LIQUIDATION EVENT

4.1	Defined Terms

(a)	For the purpose of this Article 4:

“Liquidation Event” means:

(i)	any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs;

(ii)	the consummation of a merger, consolidation, amalgamation, arrangement or other transaction or series of related transactions other than a Qualified Offering where the shareholders of the Corporation immediately prior to such transaction or series of related transactions, directly or indirectly do not continue to hold immediately thereafter (either by remaining outstanding or by being converted into Securities of the surviving or acquiring entity) more than a 50% voting interest in the Corporation or continuing or surviving entity immediately following such transaction or series of related transactions and no shareholder who held less than a 50% voting interest in the Corporation before such event holds directly or indirectly more than a 50% voting interest in the Corporation or continuing or surviving entity immediately following such event;

(iii)	any issuance or sale of Shares in a single transaction or series of related transactions to which the Corporation is a party, representing at least 50% of the voting power of the voting securities of the Corporation (but excluding a Qualified Offering); or

(iv)	a sale, lease, conveyance, transfer or other disposition of all or substantially all of the Corporation’s assets (other than a sale or transfer to an affiliate of the Corporation).

“Liquidation Event Price” means the highest price per Share of the same class or series paid or to be paid in any transaction related to a Liquidation Event.

“Qualified Exchange” means Toronto Stock Exchange, New York Stock Exchange, NASDAQ, London Stock Exchange, any successor exchange or market thereto or any other exchange, market or over-the-counter market approved by the Board of Directors.

“Qualified Offering” means (i) the completion of an initial public offering by the Corporation of Common Shares approved by the Board of Directors or (ii) the consummation of a reverse takeover of a capital pool company or a special purpose acquisition company or any other entity listed on a Qualified Exchange (by way of merger, amalgamation, arrangement or other transaction or series of related transactions) for the purpose of obtaining a listing for the shares of the continuing or surviving entity on a Qualified Exchange.

4.2	Liquidation Event

(a)	In the event of and in connection with a transaction that would constitute a Liquidation Event, notwithstanding anything else in this Plan but subject to the specific terms of any Option Agreement to the contrary, the Options shall automatically vest and the Board of Directors shall have the right, in its discretion, to:

(i)	provide for outstanding Options to be purchased as contemplated in Section 4.2(d);

(ii)	accelerate the date by which any or all Options or any portion thereof must be exercised either in whole or in part;

(iii)	deem any or all Options or any portion thereof (including those accelerated under Section 4.2(c)) to have been exercised in whole or in part, tender, on behalf of the Participants, the underlying Common Shares that would have been issued pursuant to the exercise of such Options to any third party purchaser in connection with the Liquidation Event, and pay to the Participants on behalf of such third party purchaser an amount per underlying Common Share equal to the positive difference between the Liquidation Event Price of the Common Shares and the applicable Exercise Price;

(iv)	cancel any or all outstanding Options (including those accelerated under Section 4.2(c)) either in whole or in part and pay to the Participants an amount per underlying Common Share equal to the positive difference between the Liquidation Event Price of the Common Shares and the applicable Exercise Price; or

(v)	take such other actions, and combinations of the foregoing actions or any other actions permitted under this Section 4.2, as it deems fair and reasonable under the circumstances.

(b)	Upon the Corporation entering into an agreement relating to (and, if the Corporation is a public company, publicly announcing) a transaction which, if completed, would result in a Liquidation Event, the Corporation shall give written notice of the proposed Liquidation Event to each Participant, together with a description of the effect of such Liquidation Event on outstanding Options, not less than ten (10) days prior to the closing of the transaction resulting in the Liquidation Event. For greater certainty, if the Board of Directors makes any other determination in connection with the Liquidation Event of the nature contemplated in this Section 4.2, no such prior notice need be given to the Participants, except as determined by the Board of Directors prior to or following the Liquidation Event.

(c)	Without any action or consent required on the part of any Participant and notwithstanding the vesting schedule or any other provision of an Option Agreement relating to the vesting of Options, all outstanding Options shall be fully vested and conditionally exercisable upon (or prior to) the completion of the Liquidation Event; provided, however, that the Board of Directors shall not, in any case, authorize the exercise of any Option pursuant to this Section 4.2 beyond the applicable Expiry Date. If any of such Options are not exercised within ten (10) days following the giving of the notice contemplated in Section 4.2(b) above, such unexercised Options shall terminate and expire upon the completion of the proposed Liquidation Event. If, for any reason, the Liquidation Event does not occur within the contemplated time period, the acceleration of the vesting of the Options shall be retracted and vesting shall instead revert to the manner provided in the applicable vesting schedule or Option Agreement.

(d)	In addition to the other powers of the Board of Directors under this Section 4.2, the Board of Directors, without any action or consent required on the part of any Participant, shall have the right, in its discretion, to provide for the purchase of any or all outstanding Options (or any portion thereof) by the Corporation, an affiliate of the Corporation or other Person upon (or prior to) the completion of the Liquidation Event for an amount equal to (i) the Liquidation Event Price of each Common Share underlying the applicable Options multiplied by the number of Common Shares underlying such Options, less (ii) the aggregate Exercise Price of such Options.

(e)	If, in connection with a Liquidation Event, the shareholders of the Corporation are to receive consideration other than consideration consisting solely of cash, then the Board of Directors may determine, prior to the occurrence of the Liquidation Event, that upon the exercise of any Options after the Liquidation Event, that the Participants shall be entitled to receive that consideration which they would have received had they exercised their Options immediately prior to the Liquidation Event and sold their Common Shares on the same terms and conditions as the shareholders of the Corporation who sold their Common Shares in connection with the Liquidation Event.

ARTICLE 5

ADJUSTMENTS

Upon the happening of any of the following events, a Participant’s rights with respect to Options granted under the Plan shall be adjusted as hereinafter provided:

(a)	In the event of any subdivision, redivision or change of the Common Shares into a greater number of shares at any time, or in the case of the issue of shares of the Corporation to the holders of its outstanding Common Shares by way of share dividend or share dividends (other than an issue of shares to shareholders pursuant to their exercise of options to receive dividends in the form of shares of the Corporation in lieu of cash dividends declared payable in the ordinary course by the Corporation on its Common Shares), the number of Common Shares deliverable by the Corporation upon the exercise of an Option shall be appropriately increased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, redivision or change.

(b)	In the event of any consolidation or change of the Common Shares into a lesser number of shares at any time, the number of Common Shares deliverable by the Corporation upon the exercise of an Option shall be appropriately decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such consolidation or change.

(c)	In the event of any reclassification or reclassifications of the Common Shares, at any time a Participant shall accept, at the time of purchase of Common Shares, in lieu of the number of Common Shares in respect of which the option to purchase is being exercised, the number of shares of the Corporation of the appropriate class or classes as the Participant would have been entitled as a result of such reclassification or reclassifications had the Options been exercised before such reclassification or reclassifications.

(d)	Except as expressly provided herein, no issuance by the Corporation of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Corporation.

(e)	No fractional shares shall be issued under the Plan. Therefore, the Participant shall only be entitled to a number of shares equal to the closest lower full number and no payment nor adjustment shall be made in order to take into account the fraction of Common Share thus rejected.

(f)	Upon the happening of any of the foregoing events described in paragraph (a), (b) or (c) above, the class and aggregate number of shares set forth in Article 2 that are subject to Options which previously have been or subsequently may be granted under the Plan shall also have been appropriately adjusted to reflect the events described in such sections. The Board of Directors shall determine the specific adjustments to be made under this Article 5 and, subject to Article 6, its determination shall be conclusive.

ARTICLE 6

ADMINISTRATION

6.1	Granting of options

This Plan shall be administered by the Board of Directors of the Corporation which shall have full power and authority to designate those Eligible Persons who are to be granted Options under this Plan, the number of Options to be granted to each such Eligible Person and otherwise to interpret and construe the terms and conditions of the Options granted under this Plan. In determining those Eligible Persons who are to be granted Options and the number of Options to be granted to each such Eligible Person under the Plan, the Board of Directors shall use as a guideline a granting plan to be submitted from time to time to the Board of Directors by management of the Corporation.

6.2	Acceleration of exercise

Without limiting the generality of the powers and discretions granted to the Board of Directors herein, the Board of Directors may determine that any Option granted under the Plan shall include provisions which accelerate the date on which an Option shall become exercisable upon the happening of such events as the Board of Directors may determine and as may be prescribed in the applicable options agreement permitted under the Plan. Without limiting the generality of the foregoing, the Board of Directors may determine that such acceleration should occur in the event of an actual or anticipated change of effective control of the Corporation, or in the event of other fundamental changes to the Corporation or its business affairs. Any determination by the Board of Directors shall be final and conclusive.

6.3	Delegation

The day-to-day administration of this Plan may be delegated to such officers and employees of the Corporation or of any subsidiary of the Corporation as the Board of Directors shall determine in its sole discretion.

ARTICLE 7

VARIATION OF GRANT, AMENDMENT AND DISCONTINUANCE

The Board of Directors shall have the right to amend, modify or terminate this Plan or any Option granted under this Plan at any time without notice; provided, however, that any such amendment or modification of this Plan may not modify the rights of Participants with respect to Options granted under the Plan without their previous consent and any required regulatory approvals.

ARTICLE 8

INITIAL PUBLIC OFFERING

The Plan shall be amended upon a successful initial public offering of securities of the Corporation only to the extent to comply with applicable rules and regulations of regulatory authorities. The Board of Directors shall use commercially reasonable efforts to amend the Plan in such circumstances within the scope and spirit of the present Plan.

ARTICLE 9

TERMINATION OF THE PLAN

The Plan shall remain effective until terminated by the Board of Directors of the Corporation provided that the termination of the Plan shall have no effect on outstanding Options, which shall remain in accordance with their terms and conditions and the terms and conditions of the Plan.

ARTICLE 10

NO CORPORATE ACTION RESTRICTION

Nothing contained in the Plan shall be construed to prevent or preclude the Corporation from taking any corporate action which is deemed by the Corporation to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Option award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Corporation as a result of such corporate action.

ARTICLE 11

INTERPRETATION

11.1	The Plan and the Options granted thereunder shall be construed in accordance with and be governed by the laws of the Province of Québec and the laws of Canada applicable therein.

11.2	In this Plan, unless the context otherwise requires, words (including defined words) importing the singular include the plural and vice versa and words importing gender include all genders.

11.3	This Plan sets forth all of the terms and conditions of the Plan and replaces and supercedes in all respects, all previous versions of and amendments to the Plan.

11.4	This amendment and restatement of the Plan becomes effective on the date set forth below.

DATED May 9, 2014.

SCHEDULE A-1

FORM OF OPTION AGREEMENT FOR NEW OPTIONS

KLOX Technologies Inc. (the “Corporation”) hereby grants to the Optionee named below (the “Optionee”), an option (the “Option”) to purchase, in accordance with and subject to the terms, conditions and restrictions of this Agreement, together with the provisions of the Corporation’s Amended and Restated Stock Option Plan dated May 9, 2014 as may be amended or replaced from time to time in accordance with the terms thereof (the “Plan”), the number of Common Shares in the capital of the Corporation (the “Common Shares”) at the price per share set forth below:

Name of Optionee:

Mailing address of Optionee:

Email Address of Optionee:

Type of Participant:  ☐ Employee,  ☐ Executive or ☐ Consultant

Date of Grant:

Total Number and Class or Series

of Common Shares Subject to Option:

Exercise Price:

1.	The terms and conditions of the Plan are incorporated by reference as terms and conditions of this Option Agreement and all capitalized terms used in this Agreement, unless expressly defined in a different manner, have the meanings given to them in the Plan.

2.	Subject to Section 3.5 and Article 6 of the Plan and unless otherwise determined by the Board at the time of granting an Option, each Option is exercisable in the instalments set forth in Section 3.4 of the Plan.

3.	In no event is the Option exercisable after the Expiry Date.

4.	No fractional Common Shares will be issued on the exercise of the Option. If, as a result of any adjustment to the number of Common Shares issuable on the exercise of the Option pursuant to the Plan, the Optionee would be entitled to receive a fractional Common Share, the Optionee has the right to acquire only the adjusted number of full Common Shares and no payment or other adjustment will be made with respect to the fractional Common Shares so disregarded.

5.	Nothing in the Plan or in this Option Agreement will affect the Corporation’s right, or that of an Affiliate, to terminate the employment of, term of office of, or consulting agreement or arrangement with an Optionee at any time for any reason. Upon such termination, an Optionee’s rights to exercise Options will be subject to restrictions and time limits for the exercise of Options. Complete details of such restrictions are set out in the Plan.

6.

Each notice relating to the Option, including the exercise of it, must be in writing. All notices to the Corporation must be delivered personally or by prepaid registered mail and must be addressed to the Secretary of the Corporation. All notices to the Optionee will be addressed to the principal address of the Optionee on file with the Corporation. Either the Corporation or the Optionee may designate a different address by written notice to the other. Such notices are deemed to be received, if delivered personally, on the date of delivery, and if sent by prepaid, registered mail, on the fifth business day following the date of mailing. Any notice given by the Optionee is not binding on the Corporation until received.

7.	When the issuance of Common Shares on the exercise of the Option may, in the opinion of the Corporation, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Corporation reserves the right to refuse to issue such Common Shares for so long as such conflict or inconsistency remains outstanding.

8.	Subject to Section 3.11 of the Plan, the Option granted pursuant to this Option Agreement may only be exercised during the lifetime of the Optionee by the Optionee personally and no assignment or transfer of the Option, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Option whatsoever in any assignee or transferee, and immediately upon any assignment or transfer or any attempt to make such assignment or transfer, the Option terminates and is of no further force or effect. Complete details of this restriction are set out in the Plan.

9.	The Optionee hereby agrees that any rule, regulation or determination, including the interpretation by the Board of the Plan, the Option granted hereunder and the exercise of it, is final and conclusive for all purposes and binding on all persons including the Corporation and the Optionee.

10.	This Option Agreement has been made in and is to be construed under and in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

KLOX TECHNOLOGIES INC.

By:
Authorized Signatory

I have read the foregoing Option Agreement and hereby accept the Option to purchase Common Shares in accordance with and subject to the terms and conditions of this agreement and the Plan. I understand that I may review the complete text of the Plan by contacting the Secretary of the Corporation. I agree to be bound by the terms and conditions of the Plan governing the award of Options evidenced by this Option Agreement.

Date	Optionee’s Signature

Optionee’s Name
(Please Print)

SCHEDULE A-2

FORM OF OPTION AGREEMENT FOR PREVIOUSLY ISSUED OPTIONS

KLOX Technologies Inc. (the “Corporation”) has granted to the Optionee named below (the “Optionee”), an option (the “Option”) to purchase, in accordance with and subject to the terms, conditions and restrictions of its Stock Option Plan for employees, non-employee directors and consultants dated Aril 14, 2009 (the “Original Plan”), the number of Common Shares in the capital of the Corporation (the “Common Shares”) at the price per share set forth below:

Name of Optionee:

Mailing address of Optionee:

Email Address of Optionee:

Type of Participant:  ☐ Employee,  ☐ Executive or ☐ Consultant

Date of Grant (MM/DD/YYYY)	Number of Common Shares	Exercise Price ($CAD)

1.	The Optionee represents and warrants to the Corporation that (i) the foregoing list of Options that have been granted to the Optionee is accurate and complete (ii) none of such Options have been assigned by the Optionee whether expressly, impliedly or by operation of law and (iii) other than the Options described above, the Optionee has no right or option to purchase shares in the capital of the Corporation.

2.	The Original Plan has been amended, restated and replaced, in all respects, by the Corporation’s Amended and Restated Stock Option Plan dated May 9, 2014. The Options are, since that date, governed by the provisions of such Amended and Restated Stock Option Plan, as may be amended or replaced from time to time in accordance with the terms thereof (the “Plan”).

3.	The terms and conditions of the Plan are incorporated by reference as terms and conditions of this Option Agreement and all capitalized terms used in this Agreement, unless expressly defined in a different manner, have the meanings given to them in the Plan.

4.	Subject to Section 3.5 and Article 6 of the Plan and unless otherwise determined by the Board at the time of granting an Option, each Option is exercisable in the instalments set forth in Section 3.4 of the Plan, measured from the initial date of granting.

5.	In no event is the Option exercisable after the Expiry Date, measured from their initial date of granting.

6.	No fractional Common Shares will be issued on the exercise of the Option. If, as a result of any adjustment to the number of Common Shares issuable on the exercise of the Option pursuant to the Plan, the Optionee would be entitled to receive a fractional Common Share, the Optionee has the right to acquire only the adjusted number of full Common Shares and no payment or other adjustment will be made with respect to the fractional Common Shares so disregarded.

7.	Nothing in the Plan or in this Option Agreement will affect the Corporation’s right, or that of an Affiliate, to terminate the employment of, term of office of, or consulting agreement or arrangement with an Optionee at any time for any reason. Upon such termination, an Optionee’s rights to exercise Options will be subject to restrictions and time limits for the exercise of Options. Complete details of such restrictions are set out in the Plan.

8.	Each notice relating to the Option, including the exercise of it, must be in writing. All notices to the Corporation must be delivered personally or by prepaid registered mail and must be addressed to the Secretary of the Corporation. All notices to the Optionee will be addressed to the principal address of the Optionee on file with the Corporation. Either the Corporation or the Optionee may designate a different address by written notice to the other. Such notices are deemed to be received, if delivered personally, on the date of delivery, and if sent by prepaid, registered mail, on the fifth business day following the date of mailing. Any notice given by the Optionee is not binding on the Corporation until received.

9.	When the issuance of Common Shares on the exercise of the Option may, in the opinion of the Corporation, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Corporation reserves the right to refuse to issue such Common Shares for so long as such conflict or inconsistency remains outstanding.

10.	Subject to Section 3.11 of the Plan, the Option governed by this Option Agreement may only be exercised during the lifetime of the Optionee by the Optionee personally and no assignment or transfer of the Option, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Option whatsoever in any assignee or transferee, and immediately upon any assignment or transfer or any attempt to make such assignment or transfer, the Option terminates and is of no further force or effect. Complete details of this restriction are set out in the Plan.

11.	The Optionee hereby agrees that any rule, regulation or determination, including the interpretation by the Board of the Plan, the Option governed by this Option Agreement and the exercise of it, is final and conclusive for all purposes and binding on all persons including the Corporation and the Optionee.

12.	This Option Agreement has been made in and is to be construed under and in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

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KLOX TECHNOLOGIES INC.

By:
Authorized Signatory

I have read the foregoing Option Agreement and hereby accept and agree that the Option to purchase Common Shares that was granted to me is subject to and governed by the terms and conditions of this agreement and the Plan. I understand that I may review the complete text of the Plan by contacting the Secretary of the Corporation. I agree to be bound by the terms and conditions of the Plan governing the award of Options evidenced by this Option Agreement.

Date	Optionee’s Signature

Optionee’s Name
(Please Print)

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SCHEDULE B

ELECTION AND EXERCISE OF OPTION FORM

SECTION A - PARTICIPANT INFORMATION

Name:

Mailing Address:

Telephone:

Current Position in Corporation:

SECTION B- EXERCISE OF OPTION REQUEST – TO BE COMPLETED BY PARTICIPANT

Date of Grant	Number of Options Granted	Number of Options Exercised herby	Exercise Price	Purchase Price

Total Purchase Price:

Method of Payment:	☐ Certified cheque	☐ Bank draft	☐ Money Order

I herby elect to exercise the number of Options to purchase Common Shares of the Corporation as indicated above.

Signature:	Date:

SECTION C- VERIFICATION – TO BE COMPLETED BY CORPORATION

I herby certify that the above individual is eligible to exercise the number of Options indicated above and acknowledge receipt of payment therefore.

Signature:	Date:

SCHEDULE C

SHAREHOLDERS’ AGREEMENT